Exhibit 10.1

CASS INFORMATION SYSTEMS, INC.
2023 OMNIBUS STOCK AND PERFORMANCE COMPENSATION PLAN
ARTICLE I
PURPOSE
The purpose of the Cass Information Systems, Inc. 2023 Omnibus Stock and Performance Compensation Plan (the “Plan”) is to provide stock compensation and other incentive opportunities for Non-Employee Directors and key Employees to align their personal financial interest with the Company’s stockholders. The Plan includes provisions for stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and performance related awards.
ARTICLE II
DEFINITIONS
2.1 “BOARD” OR “BOARD OF DIRECTORS” means the Board of Directors of the Company.
2.2 “CHANGE OF CONTROL” means one or more of the following occurrences:
(a) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert, becomes a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than one-third (1/3) of the voting power for the election of the Board of Directors;
(b) The consummation of any consolidation, merger, or other business combination involving the Company in which holders of voting securities of the Company, immediately prior to such consummation, own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the entity surviving such transaction) having less than two-thirds (2/3) of the total voting power in an election of the directors of the Company or such other surviving entity;
(c) During any period of two (2) consecutive years, individuals, who at the beginning of such period, constitute members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new director of the Company is approved by a vote of at least two-thirds (2/3) of the members of the Board of Directors then still in office who are directors of the Company at the beginning of any such period; or
(d) The consummation of any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.
In the event that any provision of this definition of Change of Control provides for a smaller degree of change of ownership than that required in the corresponding meaning of change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company under Treasury Regulation Section 1.409A-3(i)(5) or any successor regulation and the benefit which becomes vested or payable on account of a Change of Control is subject to Section 409A of the Code, the determination as to whether there has been a Change of Control shall be determined by the provisions of such Treasury Regulation Section 1.409A-3(i)(5) or any successor regulation.
2.3 “CODE” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
2.4 “COMPANY” or “CASS” means Cass Information Systems, Inc., a Missouri corporation, and any successor corporation by merger or otherwise. When the context so admits or requires, “Company” or “Cass” includes Subsidiaries.
2.5 “COMMITTEE” means a committee of two (2) or more members of the Board appointed by the Board of Directors to administer the Plan pursuant to Article III herein. A person may serve on the Committee only if he or she is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
2.6 “EMPLOYEE” means any person employed by the Company or a Subsidiary on a full-time salaried basis. The term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee at the time of hire as not eligible to participate in the Plan.
2.7 “FAIR MARKET VALUE” means, with respect to any Stock and awards made pursuant to this Plan, the closing price of a share of Stock on the date as of which the determination is being made, or as otherwise determined in a manner specified by the Committee.
2.8 “INCENTIVE STOCK OPTION” or “ISO” means an Option grant which meets or complies with the terms and conditions set forth in the Section 422 of the Code and applicable regulations.
2.9 “INDICATORS OF PERFORMANCE” means the criteria used by the Committee to evaluate the Company’s performance with respect to awards under the Plan including: the Company’s Pretax Income; Net Income; Net Earnings, Earnings Per Share; Revenue; Gross Profit, Fee Revenue; Expenses; Return on Assets; Return on Equity; Return on Average Equity; Return on Investment; Return on Capital and Revenue; Net Profit Margin; Operating Profit Margin; Gross Margin, Discretionary Cash Flow (net cash provided by operating activities, less estimated total changes in operating assets and liabilities); Total Stockholder Return; Earnings before Interest and Taxes; Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA); Interest Income; Net Interest Income; Capitalization; Capital-to-Asset Ratio; Liquidity; Reserve Adds or Replacement; Funding and Development Costs; Production Volumes; Stock Price; Economic Value Added; Working Capital; Market Share; Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity, Cost Management or Process Improvement or other measures the Committee approves. The Committee has the discretion to select the particular Indicators of Performance to be utilized in determining awards, and such Indicators of Performance may vary between Performance Periods and different awards. In addition, such Indicators of Performance may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing or based upon comparisons of any of the performance measures relative to other companies. In establishing an Indicator of Performance, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by U.S. generally accepted accounting principles.
2.10 “NON-EMPLOYEE DIRECTOR” means any person duly elected a director of the Company who is not an Employee of the Company.
2.11 “OPTION” or “STOCK OPTION” means a right granted under the Plan to a Participant to purchase a stated number of shares of Stock at a stated exercise price.
2.12 “PARTICIPANT” means an Employee or Non-Employee Director who has received or been granted a benefit under the Plan.
2.13 “PERFORMANCE AWARD” means an award established by the Committee pursuant to Article XI.
2.14 “PERFORMANCE AWARD PARTICIPANT” means any eligible Employee so designated by the Committee.
2.15 “PERFORMANCE PERIOD” means a period established by the Committee of not less than one (1) year, at the conclusion of which, the Performance Award, subject to the terms of the Performance Award Agreement, becomes vested and non-forfeitable or settlement is made with a Performance Award Participant with respect to the Performance Award.
2.16 “PHANTOM STOCK” means the right to receive, in cash or Stock equivalent, an amount equal to the Fair Market Value of a share of Stock for each unit of Phantom Stock.
2.17 “RESTRICTED STOCK” means Stock granted pursuant to Article VIII of the Plan.
2.18 “RESTRICTED STOCK UNIT” or “RSU” means Restricted Stock Unit granted pursuant to Article IX of the Plan. RSU’s are similar to Restricted Stock except that no shares of stock are actually issued to a Participant. Instead, a Participant is granted units and each unit has a Fair Market Value equal to the Fair Market Value of a share of Stock as of any given date.
2.19 “RESTRICTION PERIOD” is the period of time during which shares of Restricted Stock, RSUs or Phantom Stock are subject to forfeiture if the restrictions applicable to such shares or RSUs are violated, as determined by the Committee.
2.20 “SHARE RESERVE” means the number of shares of Stock reserved for issuance under Article V of this Plan.
2.21 “SPECIFIED EMPLOYEE” means a specified employee as defined in Section 409A(a)(2)(B) of the Code.
2.22 “SPREAD” means, with respect to an Option or SAR, the difference of the Fair Market Value of a share of Stock on the exercise date and the Fair Market Value of a share of Stock on the grant date.
2.23 “STOCK” means the common stock of the Company.

2.24 “STOCK APPRECIATION RIGHT” or “SAR” means a right to receive a payment equal to the excess of the Fair Market Value of Stock as of the exercise date over the exercise price specified in the SAR.
2.25 “SUBSIDIARY” means any corporation or similar legal entity (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock, provided that, with regard to ISOs, “Subsidiary” shall have the meaning provided under Section 424(f) of the Code.
2.26 “TEN PERCENT STOCKHOLDER” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or any of its affiliates.
2.27 “TERMINATED FOR CAUSE” and “TERMINATION FOR CAUSE” means termination by the Company of the Participant’s employment or service by reason of: (a) an order of any federal or state regulatory authority having jurisdiction over the Company or any Subsidiary; (b) the willful failure of the Participant substantially to perform his or her duties set forth by his or her employment agreement (other than any such failure due to the Participant’s physical or mental illness); (c) a willful breach by the Participant of any material provision of any written agreement with the Company or any Subsidiary; (d) the Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or criminal fraud; (e) any act of disloyalty or breach of responsibilities to the Company or any Subsidiary, which is intended by the Participant to cause material harm to the Company; (f) misappropriation (or attempted misappropriation) of any of the Company’s or any Subsidiary’s funds or property by the Participant; or (g) the Participant’s material and intentional violation of any Company or Subsidiary policy applicable to the Participant. Notwithstanding the preceding, in the event the Participant is subject to a employment agreement or other agreement which provides for a definition of Cause, the definition in such agreement shall control.
2.28 “TOTAL DISABILITY” and “TOTALLY DISABLED” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment within the meaning of Section 409A(a)(2)(C). Notwithstanding the preceding, for purposes of an ISO granted pursuant to Article VI, the determination of Total Disability or Totally Disabled shall be made consistent with Section 22(e)(3) of the Code. All determinations shall be made by the Committee in its absolute discretion and in good faith, upon receipt of and reliance on sufficient competent medical advice.
ARTICLE III
ADMINISTRATION
3.1 THE COMMITTEE. The Plan shall be administered by the Committee. Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan, Options, SARs, Restricted Stock, RSUs, Phantom Stock or Performance Awards as it deems necessary or advisable.
3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have the full power to determine the size and types of grants of Options, SARs, Restricted

Stock, RSUs, Phantom Stock and Performance Awards; to determine the terms and conditions of such grants and Performance Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and to amend the terms and conditions of any outstanding Options, SARs, Restricted Stock, RSUs, Phantom Stock or Performance Awards to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to the limitations and restrictions otherwise applicable under the Plan including those contained in Article XIV. The Committee may not, however, reduce the exercise price of an Option or SAR below the amounts specified in Sections 6.2 and 7.2, respectively, and the settlement value of an RSU or award of Phantom Stock below the amount specified in Sections 9.1 and 10.1, respectively, except that such amounts are subject to adjustment under Article XII. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder. The Committee may take any action consistent with the terms of the Plan which the Committee deems necessary to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying the terms and conditions governing any Options, SARs, Restricted Stock, RSUs, Phantom Stock or Performance Awards, or establishing any local country plans as sub-plans to this Plan.
3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.
3.4 COMMITTEE AWARDS. Award to non-employee directors of the Company who are Committee members shall be made by the Board of Directors except that a Committee member shall not participate in any Board determinations relating to grants of awards to such Committee member.
ARTICLE IV
ELIGIBILITY
Those Employees who, in the judgment of the Committee, may make key contributions to the profitability and growth of the Company shall be eligible to receive Options, SARs, Restricted Stock, RSUs, Phantom Stock and Performance Awards under the Plan. All Non-Employee Directors shall be eligible to receive Options (other than ISOs), SARs, Restricted Stock, RSUs and Phantom Stock under the Plan.
ARTICLE V
MAXIMUM SHARES AVAILABLE
5.1 SHARE RESERVE. The Stock to be distributed under the Plan may be either authorized and issued shares or unissued shares of the Stock, including but not limited to such shares held as treasury shares. Subject to adjustment under Article XII, the maximum amount of Stock which may be issued under the Plan in satisfaction of exercised awards or issued as Restricted Stock shall not exceed, in the aggregate, one million (1,000,000) shares. The maximum number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan shall be an aggregate of one million (1,000,000) shares.

5.2 INDIVIDUAL LIMITS. Subject to adjustment under Article XII, no Employee or Non-Employee Director shall be awarded, under the Plan during its term, Options, SARs, RSUs, Phantom Stock and Restricted Stock covering more than one hundred thousand (100,000) shares of Stock on an annual basis and no Non-Employee Director shall receive awards under the Plan, taken together with any cash fees paid, during any calendar year for services rendered in excess of five hundred thousand dollars ($500,000) in total value. For purposes of this Section 5.2, a grant of one SAR, RSU or share of Phantom Stock shall be treated as a grant of one share of Stock.
5.3 SHARE COUNTING.
(a) Awards of Options, SARs, Restricted Stock, RSUs and Phantom Stock shall count against the number of shares of Stock remaining available for issuance pursuant to awards granted under the Plan as one (1) share of Stock for each share of Stock covered by such awards.
(b) For awards with a variable number of shares of Stock on the grant date, the number of shares of Stock to be counted against the Share Reserve prior to the settlement of the award shall be the maximum number of shares of Stock that could be received under that particular award.
(b) Notwithstanding anything to the contrary herein, the following shares of Stock shall not be added to the Share Reserve: (i) shares of Stock tendered by the Participant in payment of the exercise price of an Option; (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award; (iii) shares of Stock subject to an award that are not issued in connection with its share settlement on exercise or vesting thereof; and (iv) shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.
5.4 MINIMUM VESTING STANDARDS. Any award granted under the Plan shall be subject to a minimum vesting or exercise period of at least one (1) year. Notwithstanding the immediately preceding sentence, the Committee may grant awards covering up to five percent (5%) of the Share Reserve without respect to the minimum vesting standards set forth in this Section 5.4.
ARTICLE VI
STOCK OPTIONS
6.1 GRANT OF OPTIONS.
(a) The Committee may, at any time and from time to time on or after the effective date of the Plan, grant Options under the Plan to eligible Participants, for such numbers of shares of Stock and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee may also determine the type of Option granted (e.g., ISO, nonstatutory, other statutory Options as from time to time may be permitted by the Code) or a combination of various types of Options. Options designated as ISOs shall comply with all the provisions of Section 422 of the Code and applicable regulations and shall not be granted to Non-Employee Directors (for this purpose only, a Non-Employee Director shall not be considered a Participant). The aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company or any Subsidiary shall not exceed one hundred thousand dollars ($100,000). Upon determination by the Committee that an Option is to be granted to a

Participant, written notice shall be given to such person as soon as practicable, specifying the terms, conditions, rights and duties related thereto. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related award agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such award agreement entered into hereunder, the provisions of the Plan shall govern. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.
(b) Each Option shall be evidenced by a “Stock Option Award Agreement” in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.
(c) In the event that an ISO does not comply with all the provisions of Section 422 of the Code and applicable regulations, such Option shall become a nonqualified stock Option on the date of said noncompliance.
(d) A grant may specify Indicators of Performance that must be achieved as a condition to the exercise of Options.
6.2 EXERCISE PRICE. The price at which shares of Stock may be purchased under an Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the Option is granted. Notwithstanding the foregoing, a Ten Percent Stockholder shall not be granted an ISO unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the date such Option is granted.
6.3 OPTION PERIOD. The period during which an Option may be exercised shall be determined by the Committee, provided that such period shall not be less than one (1) year from the date on which the Option is granted or longer than: (a) five (5) years from the date on which the Option is granted with respect to a grant of an ISO to a Ten Percent Stockholder; and (b) ten (10) years from the date on which the Option is granted in the case of all other Options.
6.4 VESTING OF OPTIONS. Except as provided in Section 6.5, the date or dates on which installment portions of an Option shall vest and may be exercised during the term of an Option may vary from Option to Option and shall be set forth in the respective Stock Option Award Agreement, as determined by the Committee. Notwithstanding anything in this Section 6.4 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which installment portion(s) of an outstanding Option may be exercised.
6.5 TERMINATION OF SERVICE. Subject to the provisions of this Section 6.5, an Option shall terminate at the end of and may be exercised, to the extent the Option is exercisable under the Stock Option Award Agreement, within the period not to exceed the lesser of (a) ninety (90) days after the Participant ceases to be an Employee or Non-Employee Director for any reason other than Total Disability or death or (b) the remaining term of the Option award. If an Employee’s or Non-Employee Director’s employment or service is terminated by reason of Total Disability, all Options granted to such Participant will become fully exercisable upon such termination and may be exercised within the period not to exceed the lesser of: (a) one (1) year following such termination; or (b) the remaining term of the Option award. If an Employee or Non-Employee Director of the Company dies while in the employ or service of the Company or a Subsidiary or within ninety (90) days after the termination of such employment or service other than Termination for Cause, Options granted to such Participant shall become fully exercisable on the Participant’s death and may, within the lesser of (a) twelve (12) months after the Participant’s death or (b) the remaining term of the Option award, be exercised by the person or persons to whom the Participant’s rights under the Option shall pass by will or by the applicable laws of descent and distribution. Unless otherwise specifically provided in the Stock Option Award Agreement, no Option may be exercised after a Participant’s service with the Company or a Subsidiary is Terminated for Cause. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option as provided in this Section 6.5 except that the Committee may elect to extend the period of Option exercise and vesting provisions for an Employee or Non-Employee Director whose employment or service with the Company terminates for any reason.
6.6 PAYMENT FOR SHARES. The exercise price of an Option shall be paid to the Company in full at the time of exercise at the election of the Participant: (a) in cash; (b) in shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash and partly in such shares of Stock; (d) through the withholding of shares of Stock (which would otherwise be delivered to the Participant) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option; or (e) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price of the Option. The Committee may limit the extent to which shares of Stock may be used in exercising Options. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such shares of Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1 GRANT OF SARs.
(a) The Committee may authorize grants of SARs to any Participant upon such terms and conditions as it may determine in accordance with this Article VII. A SAR will be a right of the Participant to receive from the Company upon exercise an amount determined by the Committee at the date of grant and expressed as a percentage of the Spread (not to exceed 100 percent) at the time of exercise. Each grant will specify the number of shares of Stock in respect of which it is made and the term during which it may be exercised.
(b) Each SAR shall be evidenced by a “Stock Appreciation Right Agreement” in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.
(c) A grant may specify Indicators of Performance that must be achieved as a condition to the exercise of the SARs.
7.2 EXERCISE PRICE; PAYMENT ON EXERCISE. Each grant made will specify the exercise price, which will not be less than 100% of the Fair Market Value per share of Stock on the date of grant for each SAR subject to the grant. A grant may provide that the amount payable on exercise of a SAR may be paid: (a) in cash; (b) in shares of Stock having an aggregate Fair Market Value per Share equal to the Spread (or the designated percentage of the Spread); or (c)

in a combination thereof, as determined by the Committee in its discretion. A grant may specify that the amount payable to the Participant on exercise of a SAR may not exceed a maximum amount specified by the Committee at the date of grant.
7.3 SAR PERIOD. The period during which a SAR may be exercised shall be determined by the Committee, provided that no SAR shall be exercisable prior to one (1) year from the date of grant and more than ten (10) years from the date of grant.
7.4 VESTING OF SARS. Except as provided in Section 7.5, the date or dates on which SARs shall vest and may be exercised during the term of a SAR may vary from SAR to SAR and shall be set forth in the respective Stock Appreciation Right Award Agreement, as determined by the Committee, provided that no SAR may be exercised except at a time when the Spread is positive. Notwithstanding anything in this Section 7.4 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which installment portions of outstanding SARs may be exercised.
7.5 TERMINATION OF SERVICE. Subject to the provisions of this Section 7.5, a SAR shall terminate at the end of, and may be exercised to the extent the SAR is exercisable under the Stock Appreciation Right Award Agreement, within the period not to exceed the lesser of (a) ninety (90) days after the Participant ceases to be an Employee or Non-Employee Director for any reason other than Total Disability or death or (b) the remaining term of the SAR award. If an Employee’s or Non-Employee Director’s employment or service with the Company or a Subsidiary is terminated by reason of Total Disability, all SARs granted to such Participant will become fully exercisable upon such termination and may be exercised within the period not to exceed the lesser of: (a) one (1) year following such termination; or (b) the remaining term of the SAR award. If an Employee or Non-Employee Director of the Company dies while in the employ or service of the Company or a Subsidiary or within ninety (90) days after the termination of such employment or service for any reason other than Termination for Cause, SARs granted to such Participant shall become fully exercisable on the Participant’s death and may, within the lesser of (a) twelve (12) months after the Participant’s death or (b) the remaining term of the SAR award, be exercised by the person or persons to whom the Participant’s rights under the SAR shall pass by will or by the applicable laws of descent and distribution. Unless otherwise specifically provided in the Stock Appreciation Right Award Agreement, no SAR may be exercised after a Participant’s service with the Company or a Subsidiary has been Terminated for Cause. In no event may a SAR be exercised to any extent by anyone after the expiration or termination of the SAR as provided in this Section 7.5 except that the Committee may elect to extend the period of SAR exercise and vesting provisions for an Employee or Non-Employee Director whose employment or service with the Company terminates for any reason.
7.6 NO RIGHTS AS STOCKHOLDER. No Participant shall have any rights to dividends or other rights of a stockholder of Stock with respect to a SAR.
ARTICLE VIII
RESTRICTED STOCK
8.1 GRANT OF RESTRICTED STOCK.
(a) The Committee may authorize grants of Restricted Stock to any Participant upon such terms and conditions as it may determine in accordance with this Article VIII. Each grant will specify the number of shares of Restricted Stock being granted. At the time of making a grant of Restricted Stock to a Participant, the Committee shall establish a Restriction Period during which shares of Restricted Stock are subject to forfeiture if the restrictions applicable to such shares are violated. Subject to the provisions of Section 8.3, the vesting schedule pursuant to which forfeiture restrictions applicable to a grant of Restricted Stock lapse shall be established by the Committee in its discretion and set forth in the respective Restricted Stock Award Agreement. The Committee may, subject to the provisions of this Plan and Board approval, on an individual basis, accelerate the time at which restrictions on Restricted Stock lapse. The Committee shall assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine.
(b) Each grant of Restricted Stock shall be evidenced by a “Restricted Stock Award Agreement” in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.
(c) A grant may specify Indicators of Performance that must be achieved as a condition to the vesting of the Restricted Stock.
8.2 VESTING OF RESTRICTED STOCK. Except as provided in Section 8.3, the date or dates on which Restricted Stock shall vest may vary from grant to grant and shall be set forth in the respective Restricted Stock Award Agreement, as determined by the Committee. Notwithstanding anything in this Section 8.2 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which restrictions on Restricted Stock lapse.
8.3 TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of Restricted Stock prior to the expiration of the applicable Restriction Period as it may deem appropriate; provided, however, that if an Employee or Non-Employee Director terminates service by reason of death or Total Disability, the applicable forfeiture restrictions will lapse upon such death or occurrence of Total Disability. Unless otherwise specifically provided in the Restricted Stock Award Agreement, Restricted Stock will be forfeited immediately upon termination of a Participant’s service with the Company or a Subsidiary if the Participant’s employment is Terminated for Cause.
8.4 LEGEND ON CERTIFICATES. The Committee may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing shares of Restricted Stock shall bear the following legend:
“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE CASS INFORMATION SYSTEMS, INC. 2023 OMNIBUS STOCK AND PERFORMANCE COMPENSATION PLAN, AND IN A RESTRICTED STOCK AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”
8.5 RETURN OF RESTRICTED STOCK TO COMPANY. On the date set forth in the applicable Restricted Stock Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company.

8.6 SECTION 83(b) ELECTION. The Committee may provide in a Restricted Stock Award Agreement that the award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock award, the Participant shall be required to promptly file a copy of such election with the Company.
8.7 RIGHTS AS A STOCKHOLDER. Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate, duly-endorsed stock power, shall be deposited with the Company. Instead of issuing certificates, the Company may elect to have unvested shares of Restricted Stock held in book entry form on the books of the Company depository or another institution designated by the Company if and only to the extent permitted by applicable laws and the Company’s Articles of Incorporation and Bylaws. The recipient shall be entitled to earn dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder’s rights, with the exception that: (a) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period; (b) the Company will retain custody of the Restricted Stock during the Restriction Period; (c) the non-fulfillment of the terms and conditions established by the Committee pursuant to the grant shall cause a forfeiture of the Restricted Stock; and (d) dividends earned on the Restricted Stock during the Restriction Period shall be retained by the Company until the underlying Shares have vested and restrictions lifted and shall be payable only subject to the fulfillment of the terms and conditions of the grant, as may be set forth in the Restricted Stock Award Agreement.
ARTICLE IX
RESTRICTED STOCK UNITS
9.1 GRANT OF RSUs.
(a) The Committee may authorize grants of RSUs to any Participant upon such terms and conditions as it may determine in accordance with this Article IX. A RSU is the right of the Participant to receive from the Company, upon vesting of the RSU, an amount or a percentage of the amount not to exceed 100 percent (100%), equal to the number of RSUs becoming vested multiplied by the Fair Market Value of a share of Stock on the vesting date. Each grant will specify the number of RSUs being granted. At the time of making a grant of RSUs to a Participant, the Committee shall establish a Restriction Period during which RSUs are subject to forfeiture if the restrictions applicable to such shares are violated. Subject to the provisions of Section 9.4, the vesting schedule pursuant to which forfeiture restrictions applicable to a grant of RSUs lapse shall be established by the Committee in its discretion and set forth in the respective Restricted Stock Unit Award Agreement. The Committee may, subject to the provisions of this Plan and Board approval, on an individual basis, accelerate the time at which restrictions on RSUs lapse. The Committee shall assign such terms, conditions and other restrictions to the RSUs as it shall determine.
(b) Each RSU shall be evidenced by a “Restricted Stock Unit Award Agreement” in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.
(c) A grant may specify Indicators of Performance that must be achieved as a condition to the vesting of the RSUs.

9.2 PAYMENT ON VESTING. A grant may provide that the amount payable on vesting of a RSU may be paid: (a) in cash; (b) in shares of Stock having an aggregate Fair Market Value equal to the amount payable (or the designated percentage of the amount payable); or (c) in a combination thereof, as determined by the Committee in its discretion. Such payment shall be made no later than March 15 of the year immediately following the calendar year in which the vesting occurs or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Section 409A of the Code. A grant may specify that the amount payable to the Participant on vesting of an RSU may not exceed a maximum amount specified by the Committee at the date of grant.
9.3 VESTING OF RSUs. Except as provided in Section 9.4, the date or dates on which RSUs shall vest may vary from grant to grant and shall be set forth in the respective Restricted Stock Unit Award Agreement, as determined by the Committee. Notwithstanding anything in this Section 9.3 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which restrictions on RSUs lapse.
9.4 TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of RSUs prior to the expiration of the applicable Restriction Period as it may deem appropriate; provided, however, that if an Employee or Non-Employee Director terminates service by reason of death or Total Disability, the applicable forfeiture restrictions will lapse upon such death or occurrence of Total Disability. Unless otherwise specifically provided in the Restricted Stock Unit Award Agreement, RSUs will be forfeited immediately upon termination of a Participant’s service with the Company or a Subsidiary if the Participant’s employment is Terminated for Cause.
9.5 NO RIGHTS AS A STOCKHOLDER. No Participant shall have rights to dividends, vesting, voting or other rights as a shareholder of Stock with respect to RSUs. Notwithstanding the foregoing, the Committee may grant dividend equivalents on RSUs based on the dividends actually declared and paid on outstanding shares of Stock. The terms of any dividend equivalents will be as set forth in the Restricted Stock Unit Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional RSUs. If the Committee grants the right of a Participant to receive dividend equivalents on unvested RSUs subject to this Section 9.5, then such dividend equivalents shall be subject to the same performance conditions and service conditions, as applicable, as the underlying RSUs.
ARTICLE X
PHANTOM STOCK
10.1 GRANT OF PHANTOM STOCK.
(a) The Committee may authorize grants of Phantom Stock to any Participant upon such terms and conditions as it may determine in accordance with this Article X. Phantom Stock is an award in the form of a right to receive cash or Stock upon surrender of the vested Phantom Stock, in an amount equal to the Fair Market Value of the Stock plus the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests. Each grant will specify the number of shares of Phantom Stock to which it pertains. At the time of making a grant of Phantom Stock to a Participant, the Committee shall establish a Restriction Period during which shares of Phantom Stock are subject to forfeiture if the restrictions applicable to such shares are violated. Subject to the provisions of Section 10.4, the vesting schedule pursuant to which forfeiture restrictions applicable to a grant of Phantom Stock lapse shall be established by the Committee in its discretion and set forth in the respective Phantom Stock Award Agreement. The Committee may, subject to the provisions of this Plan and Board approval, on an individual basis, accelerate the time at which restrictions on Phantom Stock lapse. The Committee shall assign such terms, conditions and other restrictions to the Phantom Stock as it shall determine.
(b) Each Phantom Stock award shall be evidenced by a “Phantom Stock Award Agreement” in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.
(c) A grant may specify Indicators of Performance that must be achieved as a condition to the vesting of the Phantom Stock.
10.2 PAYMENT ON VESTING. A grant may provide that the amount payable on vesting of an award of Phantom Stock may be paid: (a) in cash; (b) in shares of Stock having an aggregate Fair Market Value equal to the amount payable (or the designated percentage of the amount payable); or (c) in a combination thereof, as determined by the Committee in its discretion. Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive payment, in cash or Stock as the Phantom Stock Award Agreement shall indicate, an amount equal to the sum of (a) the Fair Market Value of a share of Stock on the date on which such share of Phantom Stock vests and (b) the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests. Such payment shall be made no later than March 15 of the year immediately following the calendar year in which the vesting occurs or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Section 409A of the Code. A grant may specify that the amount payable to the Participant on vesting of a Phantom Stock award may not exceed a maximum amount specified by the Committee at the date of grant.
10.3 VESTING OF PHANTOM STOCK. Except as provided in Section 10.4, the date or dates on which Phantom Stock shall vest may vary from grant to grant and shall be set forth in the respective Phantom Stock Award Agreement, as determined by the Committee. Notwithstanding anything in this Section 10.3 to the contrary but subject to the provisions of this Plan and Board approval, the Committee may, on an individual basis, accelerate the time at which restrictions on Phantom Stock lapse.
10.4 TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of Phantom Stock prior to the expiration of the applicable Restriction Period as it may deem appropriate; provided, however, that if an Employee or Non-Employee Director terminates service by reason of death or Total Disability, the applicable forfeiture restrictions will lapse upon such death or occurrence of Total Disability. Unless otherwise specifically provided in the Phantom Stock Award Agreement, Phantom Stock will be forfeited immediately upon termination of a Participant’s service with the Company or a Subsidiary if the Participant’s employment is Terminated for Cause.
10.5 NO RIGHTS AS A STOCKHOLDER. No Participant shall have rights to dividends, vesting, voting or other rights as a shareholder of Stock with respect to Phantom Stock.

ARTICLE XI
PERFORMANCE AWARDS
11.1 PERFORMANCE AWARDS. Performance Awards pursuant to this Article XI are based upon achieving established Indicators of Performance over a Performance Period. At the time of making a Performance Award, the Committee shall establish such terms and conditions as it shall determine applicable to such Performance Award. Performance Awards shall be paid not later than March 15 of the calendar year immediately following the calendar year in which the Performance Period ends or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Section 409A of the Code. Recipients of Performance Awards are not required to provide consideration for such awards other than the rendering of service. A Performance Award shall be paid in cash. For avoidance of doubt, a Performance Award under this Article XI is not in lieu of any annual bonus plan or other bonus program established and approved by the Board of Directors from time to time.
11.2 ADMINISTRATIVE PROCEDURE. The Committee shall designate Employees as Performance Award Participants to become eligible to receive Performance Awards and shall establish Performance Periods.
11.3 INDICATORS OF PERFORMANCE. The Committee shall establish Indicators of Performance applicable to the Performance Period. Indicators of Performance are utilized to determine amount and timing of Performance Awards, and may vary between Performance Periods and different Performance Awards.
11.4 AWARD ADJUSTMENT. Subject to the terms of the Performance Award, the Committee may make downward adjustments to Performance Awards to Performance Award Participants.
11.5 PARTIAL PERFORMANCE PERIOD PARTICIPATION. The Committee shall determine the extent to which an Employee shall participate in a partial Performance Period because of becoming eligible to be a Performance Award Participant after the beginning of such Performance Period. In the event a Performance Award Participant’s employment with the Company is terminated for any reason, other than after a Change of Control, prior to completing at least fifty percent (50%) of the Performance Period for a Performance Award, no payment shall be made pursuant to the Performance Award. In the event a Performance Award Participant’s employment with the Company is terminated (a) on account of termination by the Company for other than Termination for Cause, (b) death or (c) Total Disability after completing at least fifty percent (50%) of the Performance Period for a Performance Award, such Performance Award Participant shall be paid a pro rata portion of the Performance Award, if the Indicators of Performance are met, no later than March 15 of the year immediately following the calendar year in which his or her employment is terminated or by a later date by which such payment may be made so that the payment falls under the short term deferral exception of Section 409A of the Code. No payment shall be made pursuant to a Performance Award if the Performance Award Participant’s employment with the Company is voluntarily terminated by him or her for any reason or is Terminated for Cause prior to the end of the Performance Period.

ARTICLE XII
ADJUSTMENT UPON CHANGES IN STOCK
The number of shares of Stock, including limits under Sections 5.1 and 5.2, which may be issued pursuant to this Plan, the number of shares covered by, and the exercise price per share of, each outstanding Option and SAR, the number of shares granted as Restricted Stock and the number of RSUs and Phantom Stock, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding shares of Stock (or change in kind) resulting from any change in the Stock through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a Stock dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated. Except as otherwise determined by the Committee, no change shall be made to an ISO under this Article XII to the extent it would constitute a “modification” under section 424(h)(3) of the Code.
ARTICLE XIII
CHANGE OF CONTROL
Notwithstanding anything to the contrary in the Plan, if a Participant’s employment is involuntarily terminated upon a Change of Control of the Company, the following shall apply:
(a) If a Change of Control occurs during a Restriction Period(s) applicable to Restricted Stock, RSUs and Phantom Stock issued under the Plan, all restrictions imposed hereunder on such Restricted Stock, RSUs and Phantom Stock shall lapse effective as of the date of the Change of Control;
(b) If a Change of Control occurs during a Performance Period(s) applicable to a Performance Award granted under the Plan, a Performance Award Participant shall earn no less than the award of cash which the Performance Award Participant would have earned if applicable Indicator(s) of Performance had been achieved and the Performance Period(s) had terminated as of the date of the Change of Control; and
(c) Any outstanding Options and SARs that are not exercisable shall become exercisable effective as of the date of a Change of Control. If a Participant’s employment is terminated within two (2) years after the effective date of a Change of Control for a reason other than a Termination for Cause, to the extent that any Option or SAR was exercisable at the time of the Participant’s termination of employment, such Option or SAR, other than an ISO, may be exercised within the lesser of: (a) twelve (12) months following the date of termination of employment, or (b) the term of the Option or SAR.
ARTICLE XIV
MISCELLANEOUS
14.1 EFFECT ON OTHER PLANS. Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance or other benefit plan maintained by the Company or any Subsidiary, unless such other plan specifically provides for such inclusion.
14.2 TRANSFER RESTRICTIONS. No Option (except as provided in Section 14.3), SAR, RSU, grant of Restricted Stock, grant of Phantom Stock or Performance Award under this Plan shall be transferable other than by will or the laws of descent and distribution. Any Option or SAR shall be exercisable: (a) during the lifetime of a Participant, only by the Participant or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Participant; and (b) after death of the Participant, only by the Participant’s legal representative or by the person who acquired the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of the Participant. The Committee and the Participant may, in any agreement providing for a grant and/or award under this Plan, provide that the Participant may designate a beneficiary or beneficiaries to receive the property granted pursuant to an award and/or exercise of the Participant’s rights under the grant and/or award as provided in this Plan after the death of the Participant.
14.3 TRANSFER OF OPTIONS. The Committee may, in its discretion, authorize all or a portion of the Options to be granted to a Participant to be on terms which permit transfer by such Participant to an immediate family member of the Participant who acquires the options from the Participant through a gift or a domestic relations order. For purposes of this Article XIV, Section 14.3, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, provided that the Stock Option Award Agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section and provided further that subsequent transfers of transferred Options shall be prohibited except in accordance with Article XIV, Section 14.2. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Article VI, Section 6.5 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in Article VI, Section 6.5. Notwithstanding the foregoing, an ISO may not be transferred to a family member in accordance with this Section 14.3.
14.4 WITHHOLDING TAXES. The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the Participant shall pay to the Company an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.
14.5 TRANSFER OF EMPLOYMENT. Transfer of employment or consulting assignment between the Company and a Subsidiary shall not constitute termination of employment or service for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.
14.6 ADMINISTRATIVE EXPENSES. All administrative expenses associated with the administration of the Plan shall be paid by the Company.
14.7 TITLES AND HEADINGS. The titles and headings of the articles in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.8 NO GUARANTEE OF CONTINUED EMPLOYMENT OR SERVICE. No grant or award to an Employee under the Plan or any provisions thereof shall constitute any agreement for or guarantee of continued employment by the Company and no grant or award to a Non-Employee Director shall constitute any agreement for or guarantee of continuing as a Non-Employee Director.
14.9 COMMITTEE DUTIES AND POWERS. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.
14.10 PROCEEDS. The proceeds received by the Company from the sale of Stock under the Plan shall be added to the general funds of the Company and shall be used for corporate purposes as the Board shall direct.
14.11 GOVERNING LAW AND VENUE. This plan shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, excluding conflict of law rules and principles, except to the extent such laws are preempted by Federal law. Courts located in the State of Missouri shall have exclusive jurisdiction to determine all matters relating to the Plan and that venue is proper in such courts.
14.12 FOREIGN JURISDICTIONS. Awards may be granted to employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
14.13 SUCCESSORS. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
14.14 BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable award agreement, any unexercised vested award may be exercised by the administrator, executor or the personal representative of the Participant’s estate.
14.15 INVESTMENT REPRESENTATION. As a condition to the exercise of an award, the Committee may require the person exercising such award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

14.16 FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, or awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
14.17 DEFERRAL ELECTION. To the extent provided by the Committee under the Plan or an applicable deferral plan established by the Company, the receipt of payment of cash or delivery of shares of Stock that would otherwise be due to a Participant pursuant to an award hereunder, other than Options and SARs, may be deferred at the election of the Participant, including any dividend or dividend equivalent granted with respect to any such award. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish consistent with the Plan, which rules and procedures shall comply with Section 409A of the Code.
14.18 SECTION 409A PROVISIONS. Notwithstanding any other provision of the Plan, no adjustment described in Article XII and no termination, amendment, or modification of the Plan shall (a) impermissibly accelerate or postpone payment of an award subject to Section 409A of the Code and the regulations and guidance issued thereunder; (b) cause an Option or SAR to provide for a deferral of compensation subject to Section 409A of the Code and the regulations and guidance issued thereunder; or (c) apply to any award that otherwise is intended to satisfy the requirements of Section 409A of the Code and the regulations and guidance issued thereunder to the extent such action would cause compensation deferred under the applicable award (and applicable earnings) to be included in income under Section 409A of the Code. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short term deferral exemption or otherwise.
14.19 SUCCESSIVE GRANTS. Successive grants of awards may be made to the same Participant whether or not any award of the same type or any other award previously granted to such Participant remain unexercised or outstanding.
14.20 CLAWBACK OF AWARDS. The awards granted under the Plan shall be subject to rescission, revocation, adjustment or other modification at the discretion of the Committee consistent with the terms of the Company’s Clawback Policy, as may be amended from time to time to comply with applicable legal requirements providing for the recoupment or clawback of incentive compensation.
ARTICLE XV
AMENDMENT AND TERMINATION
The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable, provided, the Board may not, without further approval of the shareholders of the Company, amend the Plan to: (a) increase the number of shares of Stock which may be issued under the Plan; (b) change Plan provisions relating to establishment of the exercise prices under Options or SARs granted; (c) extend the duration of the Plan beyond the date approved by the shareholders; (d) reprice, replace or regrant Options or SARs through cancellation, or by lowering the exercise price of a previously granted Option or SARs; (e) make any change to the

Plan considered material under the listing requirements of The NASDAQ Stock Market or any other exchange on which the Company’s Stock is listed; or (f) increase the maximum dollar amount of ISOs which an individual Participant may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the Treasury Department. No amendment or termination of the Plan shall, without the consent of the Participant, alter or impair any of the rights or obligations under any grants or other rights theretofore granted such person under the Plan.
ARTICLE XVI
DURATION OF THE PLAN
This Plan was approved by the Board of Directors on February 16, 2023 and will be effective on April 18, 2023, subject to approval by the Company’s shareholders at the 2023 annual meeting of shareholders. If not sooner terminated by the Board, this Plan shall terminate on April 17, 2033, but Options, SARs, Restricted Stock, RSUs, Phantom Stock, Performance Awards and other rights theretofore granted and any Restriction Period may extend beyond that date, and the terms of the Plan shall continue to apply to such grants. In no event shall ISOs be awarded after April 17, 2033.